© February 22, 2024. Morningstar. All Rights Reserved. Letter from CEO Kunal Kapoor Fourth-Quarter Earnings 2023 Dear Morningstar shareholders, I am pleased to share our 2023 fourth-quarter results. Revenue increased 13.4% (up 12.6% organically) with broad-based growth. Margins also grew meaningfully compared to the prior-year period as did operating and free cash flows, which were up 33.1% and 59.9%, respectively. In this quarter’s letter, I’ll provide an update on our business, followed by a discussion on the progress we’re making with Morningstar Indexes. Today Morningstar Indexes is a relatively small part of our business. But it’s growing quickly and we expect it to make significant contributions in the years to come. I’ll finish with an update on our segment reporting. Finishing the year on a high note During the fourth quarter, we made continued progress in our efforts to grow durably. As I noted in October, we are focused on three key building blocks: Executing to realize growth seeded by investments we made in 2021 and 2022; making sure that our teams are properly sized to the market opportunity; and carefully managing discretionary costs. On the execution front, strength from across the business drove gains in our topline revenue. Our license-based products, which have contributed nicely to growth all year, continued growing at double-digit rates as a group. Morningstar Data and Morningstar Direct had terrific years. As the use cases for data expand rapidly, we’re finding more opportunities in unexpected places and achieving growth while maintaining strong pricing discipline. Moreover, growth has held steady in asset management and remained stronger in the wealth segment. PitchBook revenue increased 19.1%, excluding standalone revenue from Leveraged Commentary & Data (LCD). PitchBook finished the year with revenue up 21.0% annually. Over the trailing 12 months ended September 30, 2023, private capital raised fell about 14% compared to what was reported at the same time for the prior-year period, as detailed in PitchBook’s Global Private Market Fundraising Report. Thus, while growth has been somewhat hindered by fair-weather market participants, including opportunistic corporates and non-traditional asset managers, we continue to see strength in our core segments, including private equity and venture capital. I’d also like to congratulate the PitchBook team on substantially completing the integration of LCD’s core data, research, and news onto the PitchBook platform in the quarter. This is an important milestone, and we’re seeing significant client expansion activities arise from the extension of our private credit data and news coverage. If you haven’t signed up for our new Credit Pitch newsletter, I would encourage you to do so. Morningstar Sustainalytics revenue increased 16.0%, or 13.6% on an organic basis, reflecting growth in our licensed-based products and second-party opinions, which showed strength during the quarter, compared to the prior-year period. The environment in the U.S. continues to be challenging; U.S. sustainable funds experienced net outflows in 2023, although overall assets in sustainable funds grew thanks to market appreciation. We remain more bullish on Europe where regulatory and compliance solutions continue to be an important driver of growth. That said, the year was disappointing relative to our high expectations, and we’ve dialed back the level of investment in this area. Market appreciation and generally positive flows over the past year helped our asset-based product areas, including Investment Management and Morningstar Retirement, to achieve meaningful revenue increases in the fourth quarter. Morningstar Indexes also continued to grow nicely. I’ll share more on how we think about that area a little later in the letter. In the quarter, Morningstar DBRS returned to positive revenue growth. That’s compared to a particularly weak fourth quarter of 2022, so I don’t want to overstate the importance of the trend. But the silver lining was growth in ratings for asset-backed securities and European corporates. We are seeing some impressive trends in Europe, which are offsetting continued weakness in U.S. commercial mortgage-backed securities. Turning to expenses, we continued to keep a tight lid on hiring and controlling discretionary costs in the quarter, including careful management of our real estate footprint and professional fees. We will continue to be prudent here.

Letter from CEO Kunal Kapoor Fourth-Quarter Earnings 2023 © February 22, 2024. Morningstar. All Rights Reserved. On p. 23 of our quarterly supplemental deck, there’s a graph that shows two lines over the past couple of years: the first is our quarterly revenue growth, and the second is the growth of our operating expenses adjusted for the transition of our China activities, M&A, and amortization. You’ll see that starting in the third quarter of 2023 revenues started to grow at a faster pace than expenses, and that trend continued in the fourth quarter. Building on that trend is the key to achieving durable growth and increased profitability. In fact, during the quarter, operating income increased 165.9% to $94.4 million and adjusted operating income increased 70.2% to $113.0 million. Our fourth-quarter operating margin was 17.5%, compared with 7.5% in the prior-year period, and our adjusted operating margin was 21.0%, an increase from 14.1% in the prior-year period. We’re pleased with this progress and remain focused on driving year-over-year improvement during 2024. Those improved margins notably helped drive increases in operating and free cash flows during the quarter and for the full year. After taking on debt to fund the LCD acquisition in 2022, we continued to pay it down with a net debt reduction of approximately $83.1 million in the quarter, bringing the total debt reduction to $137.5 million for the year. That’s important as rate increases have had a meaningful impact on our interest expense. We also declared a higher dividend of 40.5 cents per share in the quarter, an increase of 8%. We did not buy back any shares in the quarter. Morningstar Indexes Morningstar Indexes had a strong year. In 2023, it was recognized as the fastest-growing global index provider by Burton-Taylor International Consulting for the second year running. While it’s true that that growth has so far come off a relatively small base, it’s also a testament to the significant progress we’ve made in the roughly three years since Ron Bundy took over leadership of the business in late 2019. To help understand what’s driven that growth and where we’re headed, I’ll start with a quick review of our offering. Today we are focused on two primary areas. The first is investable products, which accounted for the bulk of Morningstar Indexes revenue in 2023. We work with investment product issuers, including ETF providers, investment banks, and pension plans, who create new vehicles based on Morningstar indexes. In the second instance, we focus on the licensing of index data by investors such as asset managers and asset owners for use cases including benchmarking, research, and performance attribution. We have been successful here in part by disrupting the increasingly high costs incumbents are charging for more common core beta strategies, and in part by winning business in emerging areas such as ESG and alternatives where we can offer innovation and differentiation, or where clients are more willing to easily look away from the legacy players. This represents a smaller portion of Morningstar Indexes’ revenue, but it’s been growing nicely, too. Under Ron’s leadership, we’ve centered on three key areas to drive continued growth. First, we’ve built out our index lineup beginning with core beta indexes, which can be monetized through our licensed data products, but also serve as the building blocks for other investable products. That’s included expansion across asset classes, as we notably ramped up our fixed-income capabilities, aided by Morningstar’s acquisition of LCD, which brought the widely followed LSTA Leveraged Loan indexes into our lineup. We’ve also launched new Morningstar Indexes built on intellectual property from other areas of Morningstar such as equity research, PitchBook, and Morningstar Sustainalytics. For example, we recently launched the Morningstar PitchBook Global Unicorn Vertical Indexes, and a new climate index drawing on Morningstar Sustainalytics is expected later in the first quarter. Second, we developed infrastructure to compete and bring the business to scale. We crossed a major milestone in September with the launch of our in- house index calculation engine. Prior to that, we relied on third parties, who also happen to be our competitors, for this service. We now operate a robust, independent, and globally distributed index platform. With our own in-house capabilities, we save money on index creation and increase our speed to market. Now that capability is built, it also offers a third revenue opportunity as we’re able to provide calculation services ourselves. This was by far one of the best executed large-scale technology projects at Morningstar and completes the integration of Moorgate Benchmarks. Finally, we invested in the buildout of our go-to-market effort including the development of sales, marketing, and product teams. We have invested in our talent to help fuel growth in recent years, adding expertise both from within Morningstar and from the industry in our global sales, marketing, client service, research, product, and communications areas. The index market is a big one with millions of indexes calculated daily. As index-based investing has grown, so has Morningstar’s ability to support the ever-evolving needs of industry participants to the benefit of investors. Although we’re not going to fully displace the incumbent players in the markets for beta indexes to support large investable products, we see plenty of opportunity to grow, and we’re attracting great talent who see our potential. As Morningstar Indexes continues to gain scale, diversify across channels and markets, and capitalize on the launch of our calculation engine, we believe it will build further value for shareholders.

Letter from CEO Kunal Kapoor Fourth-Quarter Earnings 2023 © February 22, 2024. Morningstar. All Rights Reserved. Segment reporting Finally, I wanted to share an update on how we report on our business to you. Last quarter, we started reporting multiple segments, which provided additional transparency into the business and its evolution. We received feedback earlier this month from the Securities and Exchange Commission about our segment reporting presentation and how we aggregated the business, and in response will be making updates to our segment reporting in our year-end 2023 Form 10-K. What I'm reading Here’s recent commentary by our researchers that I especially enjoyed: • Commercial Real Estate Rekindles Market Volatility at U.S. Regional Banks, but a Slow Burn Most Likely, Michael Driscoll, February 15, 2024 • 2023 Model Portfolio Landscape, Adam Millson, Jason Kephart, February 8, 2024 • Global Sustainable Fund Flows: Q4 2023 in Review, Hortense Bioy, January 25, 2024 • 15 Top Wealth Creators in the Fund Industry, Amy Arnott, January 23, 2024 • Why Do Investors Keep Their Financial Advisors Around?, Danielle Labotka, January 22, 2024 • Spot Bitcoin ETFs Are Here. Should You Invest?, Bryan Armour, January 11, 2024 • ESG Proxy Voting: Voting records for the largest US and European managers, Lindsey Stewart, January 11, 2024 • U.S. PE Breakdown, PitchBook, January 9, 2024 • Vertical Snapshot: Semiconductor Scale-Ups, Ali Javaheri, January 2, 2024 • Sustainalytics Insight: What Is Biodiversity Loss & Why Does It Matter for Investors?, Martin Vezer, January 2024 • North America Market Outlook: Q1 2024, David Sekera, Preston Caldwell, December 29, 2023 • Private Credit 2024 Outlook: Negative Rating Actions Likely to Continue to Outpace Positive Actions, Morningstar DBRS, December 11, 2023 • Why Are Active ETFs Everywhere, and Are Investors Abandoning Mutual Funds?, Ryan Jackson, Ruth Saldanha, December 8, 2023 • The Good News on Safe Withdrawal Rates, Amy Arnott, November 13, 2023 • Unlocking Human Rights in Corporate Supply Chains, Sustainalytics, October 31, 2023 • U.S. Credit Markets Quarterly Wrap, PitchBook, Q4 2023 You may also appreciate these recent pieces that share more about our strategy and recent product innovations: • From analyst to boss: Morningstar chief talks AI, sustainability and what elections could mean for equities, City A.M., February 10, 2024 • Morningstar CEO talks Schwab integration, advisors' pain points, and more, Citywire, January 25, 2024, Ian Wenik, January 25, 2024 • Resist Doomism: How Investors Can Address Climate Risks Here and Now, Kunal Kapoor, December 6, 2023 I hope you find this letter helpful. Please keep the feedback coming. Best regards, Kunal

Letter from CEO Kunal Kapoor Fourth-Quarter Earnings 2023 © February 22, 2024. Morningstar. All Rights Reserved. This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. More information about factors that could affect Morningstar’s business and financial results are in our filings with the SEC, including our most recent reports on Forms 8-K, 10-K and 10-Q. Morningstar undertakes no obligation to publicly update any forward-looking statements as a result of new information, future events, or otherwise, except as required by law. In addition, this letter references non-GAAP financial measures including, but not limited to, organic revenue, adjusted operating income and adjusted operating margin. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. A discussion of our third quarter results, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures described in this letter, is provided in our earnings release for the three months ended September 30, 2023, which has been furnished to the SEC and is available on our website.